Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BMR Solutions Inc.
1184 Rutland Road, Suite 2
Newport Beach, CA 92660

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 10, 2006, relating to the financial statements of BMR Solutions Inc. and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
September 18, 2006